POWER OF ATTORNEY

The undersigned Directors of Northwestern Mutual Series Fund, Inc. (the “Company”), hereby constitute and appoint Ronald P. Joelson, Kate M. Fleming, and Lesli H. McLinden, or any of them, their true and lawful attorneys and agents, to sign the names of the undersigned Directors to any instruments or documents filed as part of or in connection with or in any way related to the registration statement or statements and any and all amendments thereto, to be filed under the Securities Act of 1933 and the Investment Company Act of 1940 in connection with shares of the common stock of the Company offered to the public; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, as indicated, February 16, 2021.

/s/Miriam A. Allison	Director
Miriam A. Allison

/s/Christy L. Brown	Director
Christy L. Brown

/s/William J. Gerber	Director
William J. Gerber

/s/Gail L. Hanson	Director
Gail L. Hanson

/s/Robert H. Huffman III	Director
Robert H. Huffman III

/s/David Ribbens	Director
David Ribbens

/s/Donald M. Ullmann	Director
Donald M. Ullmann

/s/Ronald P. Joelson	Director
Ronald P. Joelson